Exhibit (a)(1)(c)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
Komag, Incorporated
Pursuant to the Offer to Purchase
dated July 11, 2007
by
State M Corporation,
a wholly owned subsidiary of
Western Digital Technologies, Inc.,
a wholly owned subsidiary of
Western Digital Corporation

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Komag, Incorporated and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be transmitted by telegram, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare Trust Company, N.A.	For Eligible Institutions Only:	Computershare Trust Company, N.A
c/o Voluntary Corporate Actions	(617) 360-6810	c/o Voluntary Corporate Actions
P.O. Box 43011		250 Royall Street
Providence, RI 02940-3011	For Confirmation Only Telephone:	Canton, MA 02021
(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Scan: Corp Actions Voluntary

Ladies and Gentlemen:

The undersigned hereby tenders to State M Corporation, a Delaware corporation (the “Offeror”) and a wholly-owned subsidiary of Western Digital Technologies, Inc., a Delaware corporation and a wholly-owned subsidiary of Western Digital Corporation, a Delaware corporation (the “Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 11, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the shares of common stock, par value $0.01 per share (the “Shares”), of Komag, Incorporated, a Delaware corporation (the “Company”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated June 28, 2007, among the Offeror, Parent and the Company.

Number of Shares:
(Please Type or Print)

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:  , 2007
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GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and certificates for the Shares to be tendered and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Telephone Number:

Dated:  , 2007

NOTE: DO NOT SEND SHARES WITH THIS FORM; SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.
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